UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2009

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100
Houston, Texas		77067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

I. Capital Spending Budget

Due to the uncertain economic and commodity price environment, we have not finalized our capital spending program for 2009.  Our preliminary base capital program for 2009 will accommodate an investment level similar to our original 2008 program which was $1.6 billion.  However, depending on commodity prices and other economic conditions we experience in the first half of 2009, this base capital program may be adjusted up or down by approximately 10% to 15%.  We would expect to be able to provide further guidance on capital spending, as well as other financial guidance, on or around the time of our quarterly news release of earnings currently scheduled for February 19, 2009.

II. Price Risk Management

(a) With the objective of enhancing the certainty of future revenues, from time to time Noble Energy, Inc. (“we” or the “Company”) enters into commodity derivative instruments. Through December 31, 2007, we elected to designate the majority of these derivative instruments as cash flow hedges for financial accounting purposes. Effective January 1, 2008 forward, we voluntarily elected to account for these derivative instruments using the mark-to-market (MTM) accounting method and from that date will recognize all future gains and losses on derivative instruments in earnings in the period in which they occur.

(b) For the quarter ended December 31, 2008, we anticipate pre-tax MTM derivative gains of $630 million from our crude oil and natural gas derivative instruments described separately below, of which $513 million was unrealized gain and $117 million was realized gain.  For the year ended December 31, 2008, we anticipate pre-tax MTM derivative gains of $440 million, of which $522 million was unrealized gain and $82 million was realized loss.  The unrealized MTM gains will be recognized in net income, but will be excluded in determining adjusted net income reported in our quarterly news release of earnings.  The unrealized gains relate to derivative instruments that hedge our production in future months, and are excluded in determining adjusted net income to better match derivative gains and losses with the period when the underlying hedged production occurs.  The realized MTM gains or losses that are associated with derivative instruments that hedge current production will be recognized in both net income and adjusted net income.  For the quarter ended December 31, 2008, net cash outflow related to settled crude oil and natural gas derivative instruments was $16 million.  For the year ended December 31, 2008, net cash outflow related to settled crude oil and natural gas derivative instruments was $607 million.

From time to time, the Company may consider other items in determining adjusted net income.  Adjusted net income should not be considered a substitute for net income as reported in accordance with GAAP.  Adjusted net income is provided for comparison to earnings forecasts prepared by analysts and other third parties. Our management believes, and certain investors may find, that adjusted net income is beneficial in evaluating our financial performance.

(c) Unrealized derivative losses and gains that occurred through December 31, 2007 under our previous cash flow hedge accounting method were deferred in Accumulated other Comprehensive Loss (AOCL) as of that date.  These losses and gains are expected to be reclassified to future earnings as they are realized upon settlement of the associated derivative instrument.  For the quarter ended December 31, 2008, a pre-tax net deferred loss of $83 million ($86 million loss related to crude oil and a $3 million gain related to natural gas) was associated with instruments that settled during the quarter.  For the year ended December 31, 2008, a pre-tax net deferred loss of $331 million ($365 million loss related to crude oil and a $34 million gain related to natural gas) was associated with instruments that settled during the year.  These deferred losses and gains were reclassified from AOCL to net income as a decrease to crude oil revenues and an increase to natural gas revenues.    These decreases and increases to revenues will also be recognized in adjusted net income.  Crude oil and natural gas pre-tax net deferred losses of $76 million and $1 million, respectively, remain in AOCL as of December 31, 2008 and are expected to be recognized in earnings during 2009 and 2010 as the associated derivative instruments settle.

III. Crude Oil Derivative Instruments

(a) Included in the fourth quarter pre-tax mark-to-market gains mentioned in II (b) above, $524 million relates to crude oil derivative instruments, of which $456 million was unrealized gain and $68 million was realized gain.  Included in the full year pre-tax mark-to-market gains mentioned in II (b) above, $263 million relates to crude oil derivative instruments, of which $335 million was unrealized gain and $72 million was realized loss. During the quarter, net cash outflows related to settled crude oil derivative instruments were $24 million.  For the full year, net cash outflows related to settled crude oil derivative instruments were $461 million.

(b) Presented below is a summary of our crude oil derivative instruments as of December 31, 2008, with notional volumes expressed in barrels (Bbls) per day and prices in dollars per Bbl.

(c) From October 1, 2008 to December 31, 2008, we did not enter into any additional crude oil derivative instruments.

Crude Oil Derivative Instruments

	Variable to Fixed Price Swaps			Costless Collars
Production Period	Index	Bbls Per Day	Weighted Average Fixed Price	Index	Bbls Per Day	Weighted Average Floor Price	Weighted Average Ceiling Price
2009	NYMEX WTI	9,000	88.43	NYMEX WTI	6,700	79.70	90.60
2009	Dated Brent	2,000	87.98	Dated Brent	5,074	70.62	87.93
2009 Average		11,000	88.35		11,774	75.79	89.45

2010		-	-	NYMEX WTI	5,500	69.00	85.65

IV. Natural Gas Derivative Instruments

(a) Included in the fourth quarter mark-to-market gains mentioned in II (b) above, $106 million relates to natural gas derivative instruments, of which $57 million was unrealized gain and $49 million was realized gain.  Included in the full year pre-tax mark-to-market gains mentioned in II (b) above, $177 million relates to natural gas derivative instruments, of which $187 million was unrealized gain and $10 million was realized loss. During the quarter, net cash inflows related to settled natural gas derivative instruments were $8 million.  For the full year,  net cash outflows related to settled natural gas derivative instruments were $146 million.

(b) Presented below is a summary of our natural gas derivative instruments as of December 31, 2008, with notional volumes expressed in millions of British thermal units (MMBtu) per day and prices in dollars per MMBtu.

(c) From October 1, 2008 to December 31, 2008, we entered into additional basis swaps covering 30,000 MMBtu per day for calendar year 2009 and 20,000 MMBtu per day for calendar year 2010.

Natural Gas Derivative Instruments

	Costless Collars
Production Period	Index	MMBtu Per Day	Weighted Average Floor Price	Weighted Average Ceiling Price
2009	NYMEX HH	170,000	9.15	10.81
2009	IFERC CIG	15,000	6.00	9.90
2009 Average		185,000	8.90	10.73

2010	IFERC CIG	15,000	6.25	8.10

	Basis Swaps
Production Period	Index	Index Less Differential	MMBtu Per Day	Weighted Average Differential
2009	IFERC CIG	NYMEX HH	140,000	2.49

2010	IFERC CIG	NYMEX HH	20,000	1.99

V. Forward-Looking Statements

This report on Form 8-K contains projections and other “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are typically identified by use of terms such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on these expressions, and are made based on our current plans, expectations, estimates, assumptions and beliefs concerning future events. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation:

•	the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates, interest rates and financial market conditions;
•	the extent and effect of any hedging activities engaged in by us;
•	our outlook on global economic conditions and markets;
•	our liquidity and ability to finance our acquisition, exploration and development activities;
•	the supply and demand for oil, natural gas and other products or services;
•	the presence or recoverability of estimated reserves;
•	our ability to replace reserves;
•	drilling and operating risks;
•	environmental risks;
•	exploration and development risks;
•	government regulation or other action; and
•	the ability of management to execute its plans to meet its goals.

We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: January 14, 2009	By:	/s/ Chris Tong
Chris Tong
Senior Vice President and Chief Financial Officer